                                                                    EXHIBIT 4.79

                        SENIOR SECURED CREDIT FACILITIES

                               CANWEST MEDIA INC.

                                  as Borrower

                                    - and -

                      CANWEST GLOBAL COMMUNICATIONS CORP.

                                  as Guarantor

                                     -and-

                     THE FINANCIAL INSTITUTIONS IDENTIFIED
                         ON THE SIGNATURE PAGES HERETO

                                   as Lenders

                                    - and -

                            THE BANK OF NOVA SCOTIA

         as Co-Lead Arranger, Joint Bookrunner and Administrative Agent

                                    - and -

                       CANADIAN IMPERIAL BANK OF COMMERCE

          as Co-Lead Arranger, Joint Bookrunner and Syndication Agent

                                    - and -

                             BANK OF AMERICA, N.A.

                      as Arranger and Documentation Agent

--------------------------------------------------------------------------------

                            AMENDING AGREEMENT NO. 4

--------------------------------------------------------------------------------

                          Dated as of August 29, 2003

                            AMENDING AGREEMENT NO. 4

     This amending agreement no. 4 dated as of August 29, 2003 among CanWest Media Inc. (the "BORROWER"), as borrower, CanWest Global Communications Corp. (the "GUARANTOR"), as guarantor, the Lenders (as defined below), and The Bank of Nova Scotia, as administrative agent.

     WHEREAS The Bank of Nova Scotia, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), and such other Persons (as that term is defined in the Credit Agreement hereinafter defined and referred to) as may from time to time be parties to the Credit Agreement (collectively, together with The Bank of Nova Scotia in its capacity as a lender, the "LENDERS") agreed to make certain credit facilities available to the Borrower upon the terms and conditions contained in a credit agreement among the Borrower, the Guarantor, the Administrative Agent and the Lenders dated as of November 7, 2000 (as amended by that certain amending agreement dated as of September 5, 2001, that certain amending agreement no. 2 dated as of July 15, 2002, and that certain amending agreement no. 3 dated as of March 27, 2003, the "CREDIT AGREEMENT");

     AND WHEREAS the Borrower has requested of the Administrative Agent and the Lenders that the Credit Agreement be amended as hereinafter provided and the Administrative Agent and the Lenders have agreed to such amendments to the Credit Agreement on the terms and conditions set forth in this Amending Agreement No. 4;

     NOW THEREFORE in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the Guarantor, the Administrative Agent and the Lenders agree as follows:

1. DEFINED TERMS. Capitalized terms used in this Amending Agreement No. 4 and not otherwise defined shall have the respective meanings attributed to them in the Credit Agreement.

2. AMENDMENT TO SECTION 1 OF THE CREDIT AGREEMENT. Section 1.01 of the Credit Agreement is amended effective as of this date as follows:

    (i) by amending the definition of "Accommodations Outstanding" by deleting the word "and" before clause (viii) and inserting at the end of the first sentence thereof the following:

               "; (ix) under the Tranche D(1) Credit Facility, in relation to
               (a) the Borrower and all Tranche D(1) Lenders, the amount of all Accommodations outstanding thereunder at such time made to the Borrower by the Tranche D(1) Lenders, and (b) the Borrower and each Tranche D(1) Lender, the amount of all Accommodations outstanding thereunder at such time made by such Tranche D(1) Lender under its Tranche D(1) Credit Commitment; and (x) under the Tranche D(2) Credit Facility, in relation to (a) the Borrower and all Tranche D(2) Lenders, the amount of all Accommodations outstanding thereunder at such time made to the Borrower by the Tranche D(2) Lenders, and (b) the Borrower and each Tranche D(2) Lender, the amount of all Accommodations outstanding thereunder at such time made by such Tranche D(2) Lender under its Tranche D(2) Credit Commitment";

     by Amending the definition of "Aggregate Mark-to-Market Exposure" by deleting that definition and inserting the following in its place:

          ""AGGREGATE MARK-TO-MARKET EXPOSURE" means, on any day, the sum of the averages of the Market Values (expressed in Canadian Dollars), for the preceding five Business Days, whether positive or negative, in respect of all Eligible Hedging Agreements and any other interest rate hedges and foreign exchange hedges to which any Global Group Entity is a party.";

     by amending the definition of "Commitment" by:

     (a) deleting the word "and" before clause (viii) of the first sentence thereof and inserting the following immediately following such clause
     (viii):

          "; (ix) the Tranche D(1) Credit Facility, Cdn.$30,240,625.00 (the "TRANCHE D(1) CREDIT COMMITMENT"); and (x) the Tranche D(2) Credit Facility, U.S.$648,772,037.18 (the "TRANCHE D(2) CREDIT COMMITMENT")", and


     (b) by inserting immediately before the second last sentence thereof the following sentence:

          "A "LENDER'S TRANCHE D(1) CREDIT COMMITMENT" and a "LENDER'S TRANCHE D(2) CREDIT COMMITMENT" means, at any time, the relevant amount designated as such and set forth opposite such Lender's name on the signature pages to Amending Agreement No. 4 or in the assignment and assumption agreement executed and delivered pursuant to Section 12.08(4) pursuant to which it shall become a party hereto (as reduced or increased in accordance with the terms hereof).";

     (c) by inserting at the end thereof the following sentence:

          "The Lenders' Tranche D(1) Credit Commitments and Lenders' Tranche D(2) Credit Commitments are sometimes collectively referred to herein as the "TRANCHE D CREDIT COMMITMENTS",";

     by deleting the definition of "Commitment Increase Amount";

(v) by amending the definition of "Hedging Requirements" by deleting the word "and" before clause (c) and inserting after clause (c) the following:

          ", and (d) the Accommodations Outstanding under the Tranche D Credit Facilities denominated in U.S. Dollars";

      by amending the definition of "Lenders" by:

      (a) inserting after the words "signature pages hereof" in the first sentence the phrase "or of Amending Agreement No. 4";

      (b) deleting the word "and" before clause (viii) of the second sentence and inserting after clause (viii) of such sentence the following:

            "; (ix) a Lender's Tranche D(1) Credit Commitment is sometimes referred to herein as a "TRANCHE D(1) LENDER"; and (x) a Lender's Tranche D(2) Credit Commitment is sometimes referred to herein as a "TRANCHE D(2) LENDER".";

      (c) inserting at the end thereof the following sentence:

            "The Tranche D(1) Lenders and the Tranche D(2) Lenders are sometimes referred to herein collectively as the Tranche D Lenders."

(vii) by amending the definition of "Relevant Repayment Date" by inserting, after the first occurrence of the phrase "Tranche C Credit Facilities", the phrase "and Tranche D Credit Facilities", and inserting, after the second occurrence of the phrase "Tranche C Credit Facilities", the phrase "or Tranche D Credit Facilities".

      by amending the definition of "Term Credit Facilities" by inserting at the end thereof the phrase "and the Tranche D Credit Facilities".

      by amending the definition of "Threshold Amount" by deleting the word "and" before clause (ii) thereof and inserting at the end of the definition the phrase "and, (iii) the Tranche D(2) Credit Facility, after November 15, 2005 an amount equal to 25% of the Accommodations Outstanding thereunder on the Tranche D Funding Date, and on or prior to November 15, 2005, an amount equal to the lessor of: (A) 25% of the Accommodations Outstanding under the Tranche D(2) Credit Facility on the Tranche D Funding Date, and (B) the aggregate Threshold Amounts in clauses (i) and
      (ii), above, less the aggregate of all amounts that have been repaid, as of the Tranche D Funding Date, under the Tranche B(2) Credit Facility and the Tranche C(2) Credit Facility pursuant to Section 2.04(3), Section 2.04(4), Section 2.05(2), Section 2.05(3), Section 2.05(4), Section
      2.05(5), Section 2.05(6), inclusive".

(x) by deleting the definition of "Tranche D Credit Facility" and inserting in its place the following three definitions:

            ""TRANCHE D CREDIT FACILITIES" means collectively, the Tranche D(1) Credit Facility and the Tranche D(2) Credit Facility.

               TRANCHE D(1) CREDIT FACILITY" means the term credit facility made available to the Borrower in accordance with Article 2 for the purposes specified in Section 2.03(2).

               "TRANCHE D(2) CREDIT FACILITY" means that the term credit facility made available to the Borrower in accordance with
               Article 2 for the purposes specified in Section 2.03(2).";

     (xi)  by the addition of the following new definitions:

               ""AMENDING AGREEMENT NO. 4" means the certain amending agreement no. 4, dated as of August 29, 2003, among the Borrower, the Guarantor, the Lenders and the Administrative Agent, amending the Credit Agreement.

               "TRANCHE D FUNDING DATE" means the date upon which the conditions precedent to Amending Agreement No. 4 are satisfied."

3.   AMENDMENTS TO ARTICLE 2 OF THE CREDIT AGREEMENT.

     (a) Section 2.01 of the Credit Agreement is amended effective as of this date as follows:

     (i) by amending Section 2.01(1) by inserting at the end of the first sentence thereof the phrase ", Lender's Tranche D(1) Credit Commitment and Lender's Tranche D(2) Credit Commitment"; and

     (ii) by amending Section 2.01(2) by (A) inserting after the phrase "Tranche C(1) Credit Facility" the phrase "and the Tranche D(1) Credit Facility", and (B) inserting after the phrase "Tranche C(2) Credit Facility" the phrase "and the Tranche D(2) Credit Facility".

     (b) Section 2.02 of the Credit Agreement is amended effective as of this date as follows;

     (i) by amending Section 2.02(1) by inserting at the end thereof the following two sentences:

               "The Accommodations Outstanding (xvii) to all Tranche D(1) Lenders shall not at any time exceed the Tranche D(1) Credit Commitment; and (xviii) to each Tranche D(1) Lender shall not at any time exceed such Lender's Tranche D(1) Credit Commitment. The Accommodations Outstanding (xix) to all Tranche D(2) Lenders shall not at any time exceed the Tranche D(2) Credit Commitment; and (xx) to each Tranche D(2) Lender shall not at any time exceed such Lender's Tranche D(2) Credit Commitment.";

          by amending Section 2.02(2) by inserting after the phrase "Tranche C(2) Credit Commitment" the phrase ", the Tranche D(1) Credit Commitment or the Tranche D(2) Credit Commitment"; and

          by inserting the following at the end of Section 2.02 as a new sub-section 2.02(7):

               "(7) Accommodations under the Tranche D(1) Credit Facility and the Tranche D(2) Credit Facility shall be made available in a single drawing on the Tranche D Funding Date. The unused portion of the Tranche D(1) Credit Commitment and the Tranche D(2) Credit Commitment shall be permanently cancelled on the date immediately following the Tranche D Funding Date and the Tranche D(1) Credit Commitment or the Tranche D(2) Credit Commitment, as the case may be, shall be permanently reduced by the amount by which the Accommodations Outstanding under the Tranche D(1) Credit Facility or the Tranche D(2) Credit Facility, as the case may be, on such date are less than the Tranche D(1) Credit Commitment or Tranche D(2) Credit Commitment, as the case may be, on such date."

     (c) Section 2.03 of the Credit Agreement is amended effective as of this date by inserting at the end of Section 2.03(2) the phrase ", and, in the case of the Tranche D Credit Facilities, for repayment of all Accommodations Outstanding under the Tranche B Credit Facilities and the Tranche C Credit Facilities".

     (d) Section 2.04 of the Credit Agreement is amended effective as of this date by inserting before the first word of Section 2.04(4) the letter "(a)" and inserting at the end of Section 2.04(4) the following as a new sub-section 2.04(4)(b):

     "(b) The Borrower shall repay (subject to Section 9.01) the Accommodations Outstanding under the Tranche D(1) Credit Facility and the Tranche D(2) Credit Facility in semi-annual installments in the following amounts (expressed as a percentage of the Tranche D(1) Credit Commitment or the Tranche D(2) Credit Commitment, as the case may be, drawn on the Tranche D Funding Date) and on the last Business Day of the following periods:

               November 15, 2003             0.5%
               May 15, 2004                  0.5%
               November 15, 2004             0.5%
               May 15, 2005                  0.5%
               November 15, 2005             0.5%
               May 15, 2006                  0.5%
               November 15, 2006             0.5%
               May 15, 2007                  0.5%
               November 15, 2007             0.5%

               May 15, 2008                      12.5%
               November 15, 2008                 12.5%
               May 15, 2009                      the remainder";

     (e) Section 2.05 of the Credit Agreement is amended effective as of this date as follows:

     (i) by inserting after each occurrence of the phrase "Section 2.09" the phrase "and Section 2.11"; and

     (ii) by amending Section 205(7) by inserting after each occurrence of the phrase "Tranche C Credit Facilities" the phrase "and the Tranche D Credit Facilities", inserting after the first occurrence of the phrase "Tranche C Lender" the phrase "or Tranche D Lender", and inserting after the second occurrence of the phrase "Tranche C Lender" the phrase "and Tranche D Lender".

     (f) Section 2.06 of the Credit Agreement is amended effective of this date by amending Section 2.06(l) by (A) inserting, after the phrase "Tranche C(l) Credit Facility", the phrase "and the Tranche D(l) Credit Facility", and
(B) inserting, after the phrase "Tranche C(2) Credit Facility", the phrase "and the Tranche D(2) Credit Facility".

     (g) Section 2.11 of the Credit Agreement is amended effective as of this date by deleting the whole of Section 2.11 and inserting the following in its place:

          "2.11. APPLICATION OF PAYMENTS AND PREPAYMENTS TO TRANCHE D(2). (1) The aggregate amount of all payments made pursuant to Section 2.04(4)(b) and Section 2.05(2), Section 2.05(3), Section 2.05(4),
          Section 2.05(5) and Section 2.05(6), inclusive, in respect of the Tranche D(2) Credit Facility, on or prior to such fifth anniversary of the Tranche D Funding Date shall not, notwithstanding any other provision of this Agreement, exceed the applicable Threshold Amount. If at any time on or prior to such fifth anniversary the amount of any payment in respect of the Tranche D(2) Credit Facility, when aggregated with all other payments made pursuant to Section 2.04(4)(b) and Section 2.05(2), Section 2.05(3), Section 2.05(4), Section 2.05(5) and Section 2.05(6) in respect of the Tranche D(2) Credit Facility would exceed the applicable Threshold Amount, then the excess amount shall be applied (i) firstly, rateably to the prepayment of the instalments due pursuant to Section 2.04(2) in respect of the Tranche A Credit Facility and the Tranche D(1) Credit Facility; and (ii) secondly, to the permanent reduction of the Revolving Credit Commitment (and the Borrower shall repay the amount by which the Accommodations Outstanding under the Revolving Credit Facility after giving effect to such reduction exceed the Revolving Credit Commitment). After such fifth anniversary any such prepayment shall be applied to the rateable prepayment of the Term Credit Facilities.

          (2) Each prepayment pursuant to Section 2.05, Section 2.06 and Section 2.11(1) in respect of the Tranche D Credit Facility shall be applied rateably to the remaining instalments specified in Section 2.04(4)(b) in respect of the Tranche D Credit Facility. Prepayments applied by the Administrative Agent pursuant to Section 2.11(1) in respect of the Tranche D Term Credit Facility shall, except as therein otherwise provided, (i) first, be applied to the payment of any Advances outstanding under the Tranche D Credit Facility; and (ii) second, the balance shall be held by the Administrative Agent and be applied to the Borrower's reimbursement obligation in respect of any outstanding Drawing on the maturity date of such Drawing."

4.   AMENDMENT TO ARTICLE 3 OF THE CREDIT AGREEMENT.

     (a) Section 3.01(1) of the Credit Agreement is amended effective as of this date by inserting after the phrase "Tranche C Lender" the phrase "and Tranche D Lender";

     (b) Section 3.01(2) of the Credit Agreement is amended effective as of this date by inserting after the phrase "Tranche C(2) Credit Facility" the phrase ",the Tranche D(1) Credit Facility or the Tranche D(2) Credit Facility";

     (c) Section 3.02(1) of the Credit Agreement is amended effective as of this date by (A) inserting after the phrase "Tranche C(1) Credit Facility" the phrase "and the Tranche D(1) Credit Facility", and (B) inserting after the phrase "Tranche C(2) Credit Facility" the phrase "or the Tranche D(2) Credit Facility";

     (d) Section 3.03(3) of the Credit Agreement is amended effective as of this date by (A) inserting after the phrase "Tranche C(1) Credit Facility" the phrase "and the Tranche D(1) Credit Facility", and (B) inserting after the phrase "Tranche C(2) Credit Facility" the phrase "or the Tranche D(2) Credit Facility"; and

     (e) Section 3.05(d) of the Credit Agreement is amended effective as of this date by (A) inserting after the phrase "Tranche C(1) Credit Facility" the phrase "or the Tranche D(1) Credit Facility", and (B) inserting after the phrase "Tranche C(2) Credit Facility" the phrase "or the Tranche D(2) Credit Facility".

5.   AMENDMENT TO ARTICLE 4 OF THE CREDIT AGREEMENT.

     (a) Section 4.01(1) of the Credit Agreement is amended effective as of this date by (A) inserting, immediately after the phrase "and Tranche C(1) Lender", the phrase "and Tranche D(1) Lender", (B) inserting, immediately after the phrase "or Tranche C(1) Lender", the phrase "or Tranche D(1) Lender"; and

     (b) Section 4.04 of the Credit Agreement is amended effective as of this date by inserting, immediately after the phrase "and Tranche C(1) Lender", the phrase "and Tranche D(1) Lender".

6. AMENDMENT TO ARTICLE 8 OF THE CREDIT AGREEMENT. Section 8.01(s) of the Credit Agreement is amended effective as of this date by deleting that section and inserting the following in its place:

     "(s) AGGREGATE MARK-TO-MARKET EXPOSURE. If the Aggregate Mark-to-Market Exposure of all Eligible Hedging Agreements and any other interest rate hedges or foreign exchange hedges entered into by the Global Group Entities results at any time in a negative value of greater than (a) when the Senior Secured Leverage Ratio is greater than 4.00:1, Cdn.$300,000,000 (or the equivalent thereof in any other currencies), (b) when the Senior Secured Leverage Ratio is greater than 3.50:1, and less than or equal to 4.00:1, Cdn.$400,000,000 (or the equivalent thereof in any other currencies), and
     (c) when the Senior Secured Leverage Ratio is less than or equal to 3.50:1, Cdn.$500,000,000 (or the equivalent thereof in any other currencies), the Global Group Entities shall immediately terminate or reprice such agreements or take other actions acceptable to the Majority Lenders so that the negative value is reduced to not more than (d) when the Senior Secured Leverage Ratio is greater than 4.00:1, Cdn.$250,000,000 (or the equivalent thereof in any other currencies), (e) when the Senior Secured Leverage Ratio is greater than 3.50:1, and less than or equal to 4.00:1, Cdn.$350,000,000 (or the equivalent thereof in any other currencies), and
     (f) when the Senior Secured Leverage Ratio is less than or equal to 3.50:1, Cdn.$450,000,000 (or the equivalent thereof in any other currencies)."

7. AMENDMENT TO ARTICLE 10 OF THE CREDIT AGREEMENT. Section 10.09(1) of the Credit Agreement is amended effective as of this date by inserting, after the phrase "Tranche C(2) Credit Facility", the phrase "or the Tranche D(2) Credit Facility".

8. AMENDMENT TO ARTICLE 12 OF THE CREDIT AGREEMENT. Section 12.07(1) of the Credit Agreement is amended effective as of this date by inserting, after each occurrence of the phrase "Tranche C(2) Credit Facility", the phrase "or the Tranche D(2) Credit Facility".

9. AMENDMENT TO SCHEDULES TO THE CREDIT AGREEMENT. The Schedules to the Credit Agreement are amended effective as of this date by deleting Schedules 6 and 11 thereof and inserting Schedules 6 and 11 to this Amending Agreement No. 4 in their respective places.

10. CONDITIONS PRECEDENT. It is a condition precedent to the effectiveness of this Amending Agreement No. 4 that:

(a) the Administrative Agent shall have received copies of this Amending Agreement No. 4 executed by the Borrower, the Guarantor, the Administrative Agent, the Majority Lenders and all Tranche D Lenders;

(b) the conditions precedent in Section 6.02 of the Credit Agreement are satisfied on the Tranche D Funding Date;

(c) the Borrower, the Guarantor and each other Global Group Entity shall have delivered a confirmation of guarantees and security in form and substance reasonably satisfactory to the Administrative Agent;

(d) a certified copy of (i) the charter documents and by-laws of the Borrower and the Guarantor; (ii) the resolutions of the board of directors (or any duly authorized committee thereof) or of the Borrower approving this Amending Agreement No. 4 and the completion of all transactions contemplated thereunder; and (iii) all other instruments evidencing necessary corporate action of the Borrower and the Guarantor and of any required Authorization with respect to such matters;

(e) a certificate of the secretary or an assistant secretary of the Borrower and of the Guarantor certifying the names and true signatures of its respective officers authorized to sign this Amending Agreement No. 4 manually or by mechanical means;

(f) certificates of compliance with respect to the Borrower and the Guarantor issued by Industry Canada;

(g) favorable opinions of counsel to the Borrower and the Guarantor concerning corporate existence of the Borrower and the Guarantor, due authorization, execution and enforceability of this Amending Agreement No. 4, that Accommodations Outstanding under the Tranche D Credit Facilities will constitute permitted debt under the HCN Indenture and all existing Senior Unsecured Debt and Senior Subordinated Debt, that all Accommodations Outstanding, or anticipated to be to be outstanding pursuant to this Amending Agreement No. 4, under the Tranche D Credit Facilities constitute indebtedness to which the debt outstanding under the HCN Notes and all Senior Unsecured Debt and Senior Subordinated Debt, respectively, is fully and indefeasibly subordinated, and such as other matters as may reasonably be required by legal counsel to the Administrative Agent; and

(h) such other certificates and documentation as the Administrative Agent may reasonably request.

11. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. On and after this date, each reference in the Credit Agreement to "this Agreement" and each reference to the Credit Agreement in the Credit Documents and any and all other agreements, documents and instruments delivered by any of the Lenders, the Administrative Agent, the Borrower, the Guarantor or any other Person shall mean and be a reference to the Credit Agreement as amended by this Amending Agreement No. 4. Except as specifically amended by this Amending Agreement No. 4, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amending Agreement No. 4 will not result in a novation, substitution, discharge or extinguishment of any Credit Document.

12. NO WAIVER, ETC. The execution, delivery and effectiveness of this Amending Agreement No. 4 shall not, except as expressly provided, operate as a waiver of any right, power or remedy of the Administrative Agent or any of the Lenders under any of the Credit Documents nor constitute a waiver of any provision of any of the Credit Documents.

13. GOVERNING LAW. This Amending Agreement No. 4 shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14. COUNTERPARTS. This Amending Agreement No. 4 may be executed in any number of counterparts (including by way of facsimile) and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Amending Agreement No. 4 to be executed by their respective duly authorized officers as of the date first above written.


                                   CANWEST MEDIA INC.,
                                   as Borrower


                                   Per:  /s/ ILLEGIBLE
                                       ________________________________________
                                       Authorized Signing Officer


                                   Per:  /s/ ILLEGIBLE
                                       ________________________________________
                                       Authorized Signing Officer


                                   CANWEST GLOBAL COMMUNICATIONS CORP.,
                                   as Guarantor


                                   Per:  /s/ ILLEGIBLE
                                       ________________________________________
                                       Authorized Signing Officer


                                   Per:  /s/ ILLEGIBLE
                                       ________________________________________
                                       Authorized Signing Officer

                 [This page has been intentionally left blank.]

                                       THE BANK OF NOVA SCOTIA,
                                       as Administrative Agent


                                           /s/ Illegible
                                           ------------------------
                                           Authorized Signing Officer


                                           ------------------------
                                           Authorized Signing Officer

                                       THE BANK OF NOVA SCOTIA,
                                       as Administrative Agent on behalf of
                                       Majority Lenders




                                           /s/ Illegible
                                           ------------------------
                                           Authorized Signing Officer


                                           ------------------------
                                           Authorized Signing Officer

                                   TRANCHE D LENDER SIGNATURE PAGE

Tranche D(1)                       THE BANK OF NOVA SCOTIA,
Credit Commitment:                 as Tranche D Lender
Cdn.$30,240,625.00

Tranche D(2)                       Per: /s/ Illegible
Credit Commitment:                 --------------------------
U.S.$648,772,037.18                Authorized Signing Officer


                                   --------------------------
                                   Authorized Signing Officer

                                   Notice Information:

                                   Address:

                                   28th Floor, 40 King Street West
                                   Toronto, Ontario
                                   M5H 1H1

                                   (416) 866-2010


                                   Attention: Ken Lehner

                                   SCHEDULE 6

                 APPLICABLE MARGINS/APPLICABLE UTILIZATION FEE

A. APPLICABLE MARGIN:

      Revolving Credit Facility and Tranche A Credit Facility

            TOTAL DEBT/EBITDA        LIBOR          FLOATING RATE
                                 MARGIN/OFFERED        ADVANCE
                                  RATE MARGIN/
                                  DRAWING FEE/
                                  DOCUMENTARY
                                  CREDIT FEE
            ------------------   --------------    --------------
                  >
                  - 5.5             275 bps           175 bps
            ------------------   --------------    --------------
            >
            - 5.0 < 5.5             250 bps           150 bps
            ------------------   --------------    --------------
            >
            - 4.5 < 5.0             200 bps           100 bps
            ------------------   --------------    --------------
            >
            - 4.0 < 4.5             175 bps            75 bps
            ------------------   --------------    --------------
            >
            - 3.5 < 4.0             125 bps            25 bps
            ------------------   --------------    --------------
            >
            - 3.0 < 3.5             100 bps               Nil
            ------------------   --------------    --------------
                  < 3.0              75 bps               Nil
            ------------------   --------------    --------------


2. Tranche D Credit Facilities:

              LIBOR MARGIN/      FLOATING RATE
               DRAWING FEE         ADVANCES
              -------------      -------------
                 275 bps            175 bps
              -------------      -------------

B. APPLICABLE UTILIZATION FEE:

   UTILIZATION                                       FEE
------------------                                 -------
      > 66 2/3%                                     50 bps
> 33 1/3% less than or equal to 66 2/3%             75 bps
          less than or equal to 33 1/3%            100 bps

                                  SCHEDULE 11

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR", shall herein mean the party or parties so designated and, if more than one, each of them) and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

          IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

          SECTION 1.01. ASSIGNMENT AND ASSUMPTION.

     (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, the percentage interest(s) in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Credit Documents with respect to Assignor's Commitments and Accommodations Outstanding, if any, which represents as of the Settlement Date, the percentage interest(s) specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Credit Documents with respect to the Commitments and any Accommodations Outstanding (the "ASSIGNED SHARE");

     (b) where there is more than one Assignor, such assignment shall be made on a pro rata basis in accordance with each such Assignor's percentage interest in each of the Accommodations Outstanding as of the date hereof for each of the Accommodations Outstanding being hereby assigned;

     (c) in consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any Accommodations Outstanding included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms;

     (d) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, the Accommodations Outstanding and the pro rata share(s) corresponding to the Assigned Share;

     (e) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Credit Documents, and shall be deemed to have made all of the representations, covenants and agreements contained in the Credit Documents, arising out of or otherwise related to the Assigned Share; and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share (without prejudice to any claim which the Borrower may have against the Assignor on the Effective Date for breach of any such obligations, covenants and agreements). Assignee hereby acknowledges and agrees that the agreement set forth in this subsection 1(e) is expressly made for the benefit of the Borrower, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns; and

(f) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any Accommodations Outstanding shall have no effect on the Commitments, the Accommodations Outstanding and the pro rata share(s) corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms, and (iii) from and after the Settlement Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including all payments of principal, accrued and unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by the Administrative
     Agent under the Credit Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by subsection 1(c) occurs on a date other than the Settlement Date.

     SECTION 2.01. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

(a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim;

(b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Credit Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of CanWest, the Borrower or any of their Subsidiaries to Assignor or Assignee in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of CanWest, the Borrower or any other Person liable for the payment of any of the Accommodations Outstanding or any other amount under any of the Credit Documents, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Accommodations or as to the existence or possible existence of any Default or Event of Default or potential Default or Event of Default;

            Assignee represents and warrants that it is an eligible Assignee pursuant to Section 12.08 of the Credit Agreement; that it has experience and expertise in the making of loans such as the Accommodations; and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto);

            Assignee represents and warrants that it has received from Assignor such financial information regarding CanWest, the Borrower and their Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of CanWest, the Borrower and their Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of CanWest, the Borrower and their Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Accommodations or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee; and

      (e) each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

            SECTION 3.01. MISCELLANEOUS.

      (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement;

      (b) neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought;

                                       4-

(c) unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received and, for the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party and, in addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 12.04 of the Credit Agreement;

(d) in case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby;

      this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto hereby attorn to the exclusive jurisdiction of the courts of the Province of Ontario for the purpose of all proceedings relating to this Agreement;

(f) this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns;

      this Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and which counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear date as of the date written in the beginning of this agreement and an executed copy of this Agreement may be delivered by any party hereto by facsimile, in which event, such party shall forthwith deliver to the other parties hereto the copy of this Agreement executed by such party;

(h) this Agreement shall become effective upon the date (the "EFFECTIVE DATE") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee; (ii) the execution of a counterpart hereof by the Borrower as evidence of its consent hereto to the extent required under Section 12.08 of the Credit Agreement; (iii) the receipt by Administrative Agent of the applicable processing and recordation fee referred to in Section 12.08 of the Credit Agreement; (iv) the execution of a counterpart hereof by Administrative Agent as evidence of the delivery hereof to the Administrative Agent in accordance with Section 12.08 of the Credit Agreement; and (v) the receipt by Administrative Agent of originals or facsimiles of the counterparts described above and authorization of delivery thereof; and

(i) the parties acknowledge and agree that the Assignee and each of the Agents are solidary creditors of the Borrower and each other Global Group Entity under the Credit Agreement and the other Credit Documents in respect of all amounts, liabilities and other obligations owing or owed by the Borrower and each other Global Group Entity to each of them under the Credit Agreement and the other

          Credit Documents, as contemplated in Section 11.01(2) of the Credit Agreement and the applicable provisions of the guarantees of the Global Group Entities forming part of the Credit Documents and in accordance with Article 1541 of the Civil Code of Quebec.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.

                               SCHEDULE OF TERMS

     Borrower: CanWest Media Inc. (the "Borrower").

2. Name and Date of Credit Agreement: Credit Agreement dated as of November 7, 2000 among, inter alia, the Borrower, as borrower, CanWest Global Communications Limited, as guarantor, the lenders from time to time party thereto, The Bank of Nova Scotia, as Administrative Agent, Canadian Imperial Bank of Commerce, as Co-Lead Arranger, Joint Bookrunner and Syndication Agent, The Bank of Nova Scotia, as Co-Lead Arranger, Joint Bookrunner and Administrative Agent and Bank of America, N.A., as Arranger and Documentation Agent, as amended by that certain amending agreement dated as of September 5, 2001, that certain amending agreement no. 2 dated as of July 15, 2002, that certain amending agreement no. 3 dated as of March 27, 2003 and that certain amending agreement no. 4 dated as of August 29, 2003.

3.  Amounts:

                                Re: Tranche     Re: Tranche
                                       A         D(1)/D(2)            Re:
                                  Credit      Credit Revolving
                                 Facility         Facility       Credit Facility
                                -----------   ----------------   ---------------

(a) Aggregate
    Commitments of
    Lenders                     $               $                  $
                                -----------     ------------       -----------

(b) Assigned
    Share/Pro Rata
    Share                                .%               .%                 .%

(c) Amount of
    Assigned Share
    of Commitments              $               $                  $
                                -----------     ------------       -----------

(d) Amount of
    Assigned Share
    of Accommodations
    Outstanding                 $               $                  $


4.  Settlement Date:

5.  Payment Instructions:

ASSIGNOR:                                    ASSIGNEE:

-----------------------------                -----------------------------

-----------------------------                -----------------------------

-----------------------------                -----------------------------

Attention:                                Attention:
           ------------------                        ---------------------
Reference:                                   Reference:
           ------------------                           ------------------


6.   Notice Addresses:

ASSIGNOR:                                    ASSIGNEE:

-----------------------------                -----------------------------

-----------------------------                -----------------------------

-----------------------------                -----------------------------

Attention:                                Attention:
           ------------------                        ---------------------
Reference:                                   Reference:
           ------------------                           ------------------


7.   Signatures:

[NAME OF ASSIGNOR],                       [NAME OF ASSIGNEE],
as Assignor                                  As Assignee

By:                                          By:
    -------------------------                    -------------------------

Title:                                       Title:
       ----------------------                       ----------------------


Consented to in accordance with           Accepted in accordance with Section
Section 12.08(4) of the Credit            12.08(4) of the Credit Agreement
Agreement


CANWEST MEDIA INC.                        THE BANK OF NOVA SCOTIA, as
                                             Administrative Agent

Per:                                         Per:
     ------------------------                     ------------------------
     Name:                                        Name:
     Title:                                       Title:

                                             Per:
                                                  ------------------------
                                                  Name:
                                                  Title: